EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY


                                                                  STATE OF
                                 PERCENTAGE OF                 INCORPORATION
      SUBSIDIARY                   OWNERSHIP                  OR ORGANIZATION
      ----------                   ---------                  ---------------


Heritage Bank                    100%                        Montana State
                                                             Commercial Bank

Community Service Corp.          100% (indirect)             Montana Corporation

Valley Bancorp, Inc.             56.52% as of                Arizona Bank
                                 12/31/00 (56.60%            Holding Company
                                 as of 3/9/01)